As filed with the Securities and Exchange Commission on March 22, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SCPHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

46-5184075

(I.R.S. Employer Identification No.)

scPharmaceuticals Inc.

2400 District Avenue, Suite 310

Burlington, Massachusetts 01803

(617) 517-0730

(Address of Principal Executive Offices) (Zip Code)

scPharmaceuticals Inc. 2017 Stock Option and Incentive Plan

scPharmaceuticals Inc. 2017 Employee Stock Purchase Plan

(Full Title of the Plans)

John H. Tucker

President and Chief Executive Officer

scPharmaceuticals Inc.

2400 District Avenue, Suite 310

Burlington, Massachusetts 01803

(Name and Address of Agent for Service)

(617) 517-0730

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Arthur R. McGivern, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☒

EXPLANATORY NOTE

This Registration Statement on Form S-8 relating to the 2017 Stock Option and Incentive Plan and 2017 Employee Stock Purchase Plan of scPharmaceuticals Inc. (the “Registrant”) registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 (SEC File No. 333-221677) of the Registrant is effective. Accordingly, the information contained in the Registrant’s Registration Statement on Form S-8 (SEC File No. 333-221677) is hereby incorporated by reference pursuant to General Instruction E, except for “Item 8. Exhibits” with respect to which the Exhibit Index is incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description of Exhibit

4.1	Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A (File No. 333-221077) filed on November 7, 2017)

4.2	Amended and Restated By-laws of the Registrant (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A (File No. 333-221077) filed on November 7, 2017)

4.3	Amendment No. 1 to the Registrant’s Amended and Restated Bylaws (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 001-38293) filed on June 10, 2020)

4.4	Amendment No. 2 to the Registrant’s Amended and Restated Bylaws (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 001-38293) filed on March 12, 2021)

4.5	Amended and Restated Investors’ Rights Agreement among the Registrant and certain of its stockholders, dated December 22, 2016 (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-221077) filed on October 23, 2017)

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2*	Consent of RSM US LLP

24.1*	Power of Attorney (included as part of the signature page of this Registration Statement)

99.1	2017 Stock Option and Incentive Plan and forms of award agreements thereunder (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A (File No. 333-221077) filed on November 7, 2017)

99.2	2017 Employee Stock Purchase Plan (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A (File No. 333-221077) filed on November 7, 2017)

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Burlington, Commonwealth of Massachusetts, on March 22, 2022.

SCPHARMACEUTICALS INC.

By:	/s/ John H. Tucker
John H. Tucker
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of scPharmaceuticals Inc. (the “Company”), hereby severally constitute and appoint John H. Tucker, our true and lawful attorney, with full power to him, and to him singly, to sign for us and in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 22, 2022:

Signature	Title(s)

/s/ John H. Tucker	President and Chief Executive Officer and Director (Principal Executive Officer and Principal Financial Officer)
John H. Tucker

/s/ Rachael Nokes	Principal Accounting Officer
Rachael Nokes

/s/ Jack A. Khattar	Chair of the Board of Directors, Director
Jack A. Khattar

/s/ Mette Kirstine Agger	Director
Mette Kirstine Agger

/s/ Minnie Baylor-Henry	Director
Minnie Baylor-Henry

/s/ Sara Bonstein	Director
Sara Bonstein

/s/ William T. Abraham, M.D.	Director
William T. Abraham, M.D.

/s/ Frederick Hudson	Director
Frederick Hudson

/s/ Leonard D. Schaeffer	Director
Leonard D. Schaeffer

/s/ Klaus Veitinger	Director
Klaus Veitinger, M.D., Ph.D.